BLX Funding LLC
1633 Broadway, 39th Floor
New York, NY 10019
646-723-5000

BLX Transaction # ________

Date: ____________________

Purchase and Sale Agreement

Name and Address of Client ("Seller"): BIOMETRX, INC., 500 North Broadway, Suite 204, Jericho, New York 11753
Aggregate Amount of Invoices (the "Accounts Receivable"): ____________________
Advance Amount (the "Advance Amount"): $ ____________________

Seller and BLX Funding LLC ("BLX") hereby agree to the following terms and conditions of this Purchase and Sale Agreement:

1. Purchase and Sale of Invoices.

(a) Seller hereby sells, assigns, transfers, conveys and delivers to BLX and BLX hereby purchases and receives from Seller, all of Seller's right, title and interest in and to the Accounts Receivable. The Accounts Receivable and the customers of Seller who are obligated to pay such Accounts Receivable (the "Account Debtors") are set forth on Schedule A attached hereto and made a part hereof.

(b) BLX shall, within two (2) business days of BLX's receipt of a fully executed original of this Purchase and Sale Agreement, together with all documentation required hereby, notify Seller of the approved Accounts Receivable and the Advance Amount and shall deliver such Advance Amount within one (1) business day thereafter. Such documentation shall include, but not be limited to, an original and at least one (1) copy of each invoice, proof of delivery and an envelope addressed to the Account Debtor for each invoice. BLX will, upon collection of the Accounts Receivable from the Account Debtors, pay to Seller the Net Balance. The term "Net Balance" means the Aggregate Amount of Invoices so collected less (a) the Advance Amount and (b) the fee (including reimbursable out-of-pocket expenses) earned by BLX pursuant to the Fee and Reimbursements Schedule attached hereto and made a part hereof.

2. Seller's Representations. Seller represents, warrants and covenants to BLX that:

(a) Seller is the sole owner of the Accounts Receivable and none of the Accounts Receivable have previously been assigned or encumbered in any manner; Seller has the full power and authority to sell each of the Accounts Receivable and has duly authorized their sale to BLX pursuant to this Purchase and Sale Agreement.

(b) Each Account Receivable is for the amount stated on Schedule A and is/are due and payable in accordance with its/their terms and there are no set-offs, deductions, discounts, reductions, disputes, contingencies or counterclaims against Seller or any of the Accounts Receivable (collectively, a "Chargeback").

(c) The full amount of the Accounts Receivable is current and presently due and owing to Seller; payment is not contingent upon fulfillment of any other obligation at any time. Furthermore, the prices and terms of shipment conform in all material respects to the terms of any related purchase order or agreement with the Account Debtor.

(d) Upon purchase hereunder, BLX shall be the sole owner and holder of the Accounts Receivable, together with any products, contract rights and/or insurance claims (including the right to receive the proceeds thereof), rights of stoppage in transit and rights of return relating to the Accounts Receivable, all of which are to be deemed a part of the Accounts Receivable. Seller expressly agrees to immediately notify BLX of any payment on account of the Accounts Receivable which Seller receives and to hold any checks and

other instruments so received in trust for BLX and to deliver the same in the form received or the proceeds thereof to or at the direction of BLX.

(e) BLX shall have the right of endorsement on all payments received in connection with each Account Receivable and Seller hereby appoints BLX its attorney-in-fact, coupled with an interest, for such purpose.

(f) None of the Accounts Receivable has been generated from a sale to a parent, subsidiary or affiliate or constitute a consignment sale, a replacement of returned goods or a bill and hold transaction.

(g) The Accounts Receivable are free of all liens, claims, charges and encumbrances.

(h) Seller hereby ratifies and confirms each of the statements, representations, and warranties made in the most current copy of its Corporate Certificate delivered to BLX and in any other document or agreement in connection herewith.

3. No Recourse to Seller. Except as hereinafter provided, Seller shall not be liable to repay all or any portion of the Advance Amount if any portion of the Accounts Receivable is not paid by the Account Debtor(s). Notwithstanding the foregoing, in the event (a) any of Seller's representations set forth in Section 2 shall be untrue in any respect or there shall otherwise occur a breach of Seller's obligations hereunder or (b) there shall be a reduction in the amount paid on an Account Receivable by means of allowance(s), discount(s), return(s), performance defense(s) or offset(s), BLX may (i) take a corresponding reduction from any other payments received on account of Seller or any subsidiary, affiliate or division thereof and/or reduce by a corresponding amount any payment to be made by BLX hereunder or under any other Purchase and Sale Agreement between BLX and Seller and if a deficiency exists (ii) demand reimbursement directly from Seller for the amount of any such deficiency and Seller shall immediately deliver such amount to BLX.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein, without giving effect to conflicts of laws rules.

5. Charges.

(a) BLX shall have the full power and authority to collect each Account Receivable, through legal action or otherwise and may, if necessary, in its sole discretion to facilitate collection, settle, compromise, or assign (in whole or in part) the claim for any of the Accounts Receivable, or otherwise exercise any other right now existing or hereafter arising with respect thereto. Any such compromise or settlement which reduces the amount collected on account of such Accounts Receivable shall reduce any amount otherwise due to Seller. In addition, BLX may apply and thereby further reduce any amount otherwise due to Seller, its reasonable costs and expenses (including attorney's fees and disbursements) of enforcing its rights against one or more of the Account Debtors. Seller shall be and hereby is liable, in addition to any other obligations under this Purchase and Sale Agreement, for all costs and expenses (including attorney's fees and disbursements), together with interest on the amount of the Accounts Receivable from the date hereof to and including the date of collection at the maximum rate permitted by applicable law, in the event BLX is required to enforce its rights hereunder against Seller or any Guarantor by virtue of Seller's breach of the provisions of Section 2 hereof.

(b) Any payment to which Seller shall be entitled hereunder shall be reduced by the reimbursable out of pocket costs incurred by BLX for Seller pursuant to the Fee and Reimbursements Schedule attached hereto.

6. Complete Agreement. This Agreement sets forth the complete and entire understanding between Seller and BLX and may only be modified by a written instrument signed by the party to be bound thereby. All understandings and agreements heretofore had between the parties, if any, with respect to the subject matter hereof are merged into this Purchase and Sale Agreement which alone fully and completely expresses their agreement, but shall, in all events, be governed by the terms and conditions of the Factoring Agreement between the parties.

7. Parties to be Bound. This Agreement shall bind BLX and Seller, their respective successors and assigns, and all subsidiaries and affiliates of Seller, to which each of the provisions hereof shall apply; provided, however, that Seller may not assign its interest hereunder without BLX's prior written consent.

8. Notices. All notices and other communications hereunder shall be deemed to have been sufficiently given when (a) mailed, postage prepaid, by certified or registered mail, return receipt requested, sent by courier or telefaxed with confirmation of receipt requested and (b) sender shall have received such return receipt or confirmation, addressed to the party intended to receive the same at the address hereinabove set forth. The parties shall have the right to rely on as an original any notice given hereunder by telefax as aforesaid.

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first above written.

For:	BLX FUNDING LLC	For:	BIOMETRX, INC.
By:	Mark Weinberg, Chief Executive Officer	By:	Mark R. Basile, Chief Executive Officer

Fee and Reimbursements Schedule

The purchase price ("Purchase Price") for the Accounts Receivable purchased by BLX shall be calculated from the invoice date and shall be based upon the date on which BLX actually collects the amount due under the Accounts Receivable, as follows:

Number of Days[1]	Purchase Price	Discount[2]
Less than or equal to 30	97.50%	2.50%
More than 30 but less than or equal to 40	96.66%	3.34%
More than 40 but less than or equal to 50	95.82%	4.18%
More than 50 but less than or equal to 60	94.98%	5.02%
More than 60 but less than or equal to 70	94.14%	5.86%
More than 70 but less than or equal to 80	93.30%	6.70%
More than 80 but less than or equal to 90	92.46%	7.54%
More than 90	85.00%	15.00%

[1] Five (5) days will be added for collection

[2] The Discount shall be the face amount of each Invoice less the Purchase Price and shall in no event exceed 15%

BLX has or will incur certain customary and regular charges on behalf of Seller for which BLX shall be entitled to reimbursement as a deduction from amounts to which Seller may otherwise be entitled under the Purchase and Sale Agreement, as follows:

Item	Amount
Postage; first class mail of Seller's invoices to Account Debtors	U.S. Postal Service prevailing rates
Preparation of credit report	$65.00 per report
Domestic wire transfer of immediately available funds	$25.00 per transfer
Overnight mail	$35.00 per package
Check certification / Cashier's checks	$25.00 per check
Initial UCC search and filing fee	$350.00 or actual if greater
Continuation search fees	$250.00
Audit charge	$700.00 per diem
Monthly reports access	$50.00 per month

Schedule A
to
Purchase and Sale Agreement
dated ______________________

between BLX Funding LLC
and
BioMETRX, Inc.

Request For Purchase of Invoices

#	Customer Name	Invoice Date	Invoice No.	Invoice Amount ($)
1				
2				
3				
4				
5				
6				
7				
8				
9				
10				
11				
12				
13				
14				
15				
[Add additional sheets if required]			Total	

The undersigned hereby requests that BLX Funding LLC purchase, pursuant to the Purchase and Sale Agreement, the above referenced invoices, each and all of which are validly now due and owing.

For: BIOMETRX, INC.

By: ____________________________
Mark R. Basile, Chief Executive Officer

Acknowledgment

STATE OF :
: SS:
COUNTY OF :

On this 18 day of September, 2006, before me personally came Mark R. Basile, to me known, who being duly sworn, did depose and say that he resides at 736 Carlisle Road, Jericho, New York 11753 and that he is the Chief Executive Officer of BioMETRX, Inc., a Delaware corporation, the corporation described in and which executed the foregoing instrument, and acknowledged that he executed the same by authority of the board of directors of said corporation for the uses and purposes in said corporation set forth.

Notary Public

CARMEN GAVIRIA
NOTARY PUBLIC, STATE OF NEW YORK
No 01GA6115249
QUALIFIED IN KINGS COUNTY
MY COMMISSION EXPIRES SEPT 7, 2008